Exhibit 99.1

FOR IMMEDIATE RELEASE

Plains All American Pipeline and Plains GP Holdings Report Second-Quarter 2020 Results; Update 2020 Guidance

        (Houston — August 4, 2020) Plains All American Pipeline, L.P. (NYSE: PAA) and Plains GP Holdings (NYSE: PAGP) today reported second-quarter 2020 results and furnished updated 2020 guidance.

Summary

•Reported net income for the period of $142 million

•Delivered second-quarter 2020 Adjusted EBITDA of $524 million

•Updated full-year 2020 Adjusted EBITDA guidance to $2.5 billion (increase of $75 million, or 3%)

•Reduced 2020 / 2021 expansion capital program to $1.45 billion (incremental reduction of $100 million, or 6%)

“We delivered second-quarter results slightly favorable to our expectations and raised our guidance for the year,” stated Willie Chiang, Chairman and CEO of Plains. “We continue to focus on increasing free cash flow and improving our financial positioning, while protecting the health and safety of our team members, streamlining and optimizing our business, and lowering capital expenditures and costs in all areas. Today we announced a further $100 million reduction of our capital program, supplementing the significant capital reductions we announced in April. Despite meaningful uncertainty in the current environment, we are confident that we are taking the appropriate actions to position our business for the long-term.”
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Plains All American Pipeline

Summary Financial Information (unaudited)
(in millions, except per unit data)

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
GAAP Results	2020	2019	Change	2020	2019	Change
Net income/(loss) attributable to PAA (1)	$142	$446	(68)%	$(2,705)	$1,416	(291)%
Diluted net income/(loss) per common unit	$0.13	$0.54	(76)%	$(3.85)	$1.74	(321)%
Diluted weighted average common units outstanding (2)	728	800	(9)%	728	800	(9)%
Net cash provided by operating activities	$84	$431	(81)%	$974	$1,464	(33)%
Distribution per common unit declared for the period	$0.18	$0.36	(50)%

(1)Reported results for the three months ended June 30, 2020 include the write-down of certain of our investments in unconsolidated entities of $69 million. Reported results for the six months ended June 30, 2020 include aggregate non-cash goodwill and asset impairments and the write-down of certain of our investments in unconsolidated entities totaling $3.2 billion representing a six-month net loss of $4.42 after tax per common unit.
(2)For the three and six months ended June 30, 2019, includes all potentially dilutive securities (our Series A preferred units and equity-indexed compensation awards) outstanding during the period. See the “Computation of Basic and Diluted Net Income/(Loss) Per Common Unit” table attached hereto for additional information.

	Three Months Ended June 30,		%	Six Months Ended June 30,		%
Non-GAAP Results (1)	2020	2019	Change	2020	2019	Change
Adjusted net income attributable to PAA	$233	$551	(58)%	$688	$1,116	(38)%
Diluted adjusted net income per common unit	$0.25	$0.67	(63)%	$0.81	$1.36	(40)%
Adjusted EBITDA	$524	$784	(33)%	$1,319	$1,646	(20)%
Implied DCF per common unit	$0.41	$0.73	(44)%	$1.23	$1.63	(25)%
Free cash flow	$(166)	$10	**	$122	$614	**
Free cash flow after distributions	$(359)	$(314)	**	$(370)	$35	**

** Indicates that variance as a percentage is not meaningful.
(1)See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the tables attached hereto for information regarding certain selected items that PAA believes impact comparability of financial results between reporting periods, as well as for information regarding non-GAAP financial measures (such as Adjusted EBITDA, Implied DCF, Free Cash Flow and Free Cash Flow After Distributions) and their reconciliation to the most directly comparable measures as reported in accordance with GAAP.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

        Segment Adjusted EBITDA for the second quarter and first half of 2020 and 2019 is presented below:

Summary of Selected Financial Data by Segment (unaudited)
(in millions)

	Segment Adjusted EBITDA
	Transportation	Facilities	Supply and Logistics
Three Months Ended June 30, 2020	$346	$174	$3
Three Months Ended June 30, 2019	$410	$172	$200
Percentage change in Segment Adjusted EBITDA versus 2019 period	(16)%	1%	(99)%

	Segment Adjusted EBITDA
	Transportation	Facilities	Supply and Logistics
Six Months Ended June 30, 2020	$788	$384	$144
Six Months Ended June 30, 2019	$809	$356	$478
Percentage change in Segment Adjusted EBITDA versus 2019 period	(3)%	8%	(70)%

        Second-quarter 2020 Transportation Segment Adjusted EBITDA decreased 16% versus comparable 2019 results, due to reductions in tariff volumes in multiple regions resulting from lower crude oil prices, production shut-ins, and tighter regional basis differentials during the quarter. Our Permian long-haul movements were the most notably impacted, a portion of which were minimum volume commitment deficiencies and will be made up and / or paid for in future periods.

        Second-quarter 2020 Facilities Segment Adjusted EBITDA increased 1% versus comparable 2019 results primarily due to operational cost savings and increased capacity at certain of our Mid-Continent and Gulf Coast crude oil storage terminals, partially offset by the impact of asset sales.

        Second-quarter 2020 Supply and Logistics Segment Adjusted EBITDA decreased by 99% versus comparable 2019 results due to less favorable crude oil differentials in both the Permian Basin and Canada, partially offset by the benefit of contango-based margin opportunities.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

2020 Full-Year Guidance

        The table below presents our full-year 2020 financial and operating guidance:

Financial and Operating Guidance (unaudited)
(in millions, except volumes, per unit and per barrel data)

	Twelve Months Ended December 31,
	2018	2019	2020 (G)
			+ / -
Segment Adjusted EBITDA
Transportation	$1,508	$1,722	$1,540
Facilities	711	705	700
Fee-Based	$2,219	$2,427	$2,240
Supply and Logistics	462	803	260
Adjusted other income/(expense), net	3	7	—
Adjusted EBITDA (1)	$2,684	$3,237	$2,500
Interest expense, net of certain non-cash items (2)	(419)	(407)	(420)
Maintenance capital	(252)	(287)	(215)
Current income tax expense	(66)	(112)	(35)
Other	1	(55)	5
Implied DCF (1)	$1,948	$2,376	$1,835
Preferred unit distributions paid (3)	(161)	(198)	(200)
Implied DCF Available to Common Unitholders	$1,787	$2,178	$1,635

Implied DCF per Common Unit (1)	$2.46	$2.99	$2.25
Implied DCF per Common Unit and Common Equivalent Unit (1)	$2.38	$2.91	$2.23

Distributions per Common Unit (4)	$1.20	$1.38	$0.90
Common Unit Distribution Coverage Ratio	2.05x	2.17x	2.49x

Diluted Adjusted Net Income per Common Unit (1)	$1.88	$2.51	$1.49

Operating Data
Transportation
Average daily volumes (MBbls/d)	5,889	6,893	6,350
Segment Adjusted EBITDA per barrel	$0.70	$0.68	$0.66

Facilities
Average capacity (MMBbls/Mo)	124	125	124
Segment Adjusted EBITDA per barrel	$0.48	$0.47	$0.47

Supply and Logistics
Average daily volumes (MBbls/d)	1,309	1,369	1,250
Segment Adjusted EBITDA per barrel	$0.97	$1.61	$0.57

Expansion Capital	$1,888	$1,340	$1,000

Third-Quarter Adjusted EBITDA as Percentage of Full Year	24%	23%	24%
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

(G) 2020 Guidance forecasts are intended to be + / - amounts.
(1)See the section of this release entitled “Non-GAAP Financial Measures and Selected Items Impacting Comparability” and the Non-GAAP Reconciliation tables attached hereto for information regarding non-GAAP financial measures and, for the historical 2018 and 2019 periods, their reconciliation to the most directly comparable measures as reported in accordance with GAAP. We do not provide a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures on a forward-looking basis as it is impractical to forecast certain items that we have defined as “Selected Items Impacting Comparability” without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and financial impact of and the periods in which such items may be recognized. Thus, a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures could result in disclosure that could be imprecise or potentially misleading.
(2)Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps.
(3)Cash distributions paid to our preferred unitholders during the year presented. Distributions on our Series A preferred units were paid-in-kind for the February 2018 quarterly distribution. Distributions on our Series A preferred units have been paid in cash since the May 2018 quarterly distribution. Distributions on our Series B preferred units are payable in cash semi-annually in arrears on May 15 and November 15.
(4)Cash distributions per common unit paid during 2018 and 2019. 2020 (G) reflects the annualized distribution rate of $1.44 per common unit paid in February and the decreased annualized distribution rate of $0.72 per common unit for the remainder of the year.

Plains GP Holdings

        PAGP owns an indirect non-economic controlling interest in PAA’s general partner and an indirect limited partner interest in PAA. As the control entity of PAA, PAGP consolidates PAA’s results into its financial statements, which is reflected in the condensed consolidating balance sheet and income statement tables included at the end of this release. Information regarding PAGP’s distributions is reflected below:

	Q2 2020	Q1 2020	Q2 2019
Distribution per Class A share declared for the period	$0.18	$0.18	$0.36
Q2 2020 distribution percentage change from prior periods		—%	(50)%

Conference Call

        PAA and PAGP will hold a joint conference call at 4:30 p.m. CT on Tuesday, August 4, 2020 to discuss the following items:

1.PAA’s second-quarter 2020 performance;
2.Capitalization and liquidity; and
3.Financial and operating guidance.

Conference Call Webcast Instructions

        To access the internet webcast, please go to https://event.webcasts.com/starthere.jsp?ei=1339500&tp_key=5263eed914.

        Alternatively, the webcast can be accessed on our website (www.plainsallamerican.com) under Investor Relations (Navigate to: Investor Relations / either “PAA” or “PAGP” / News & Events / Quarterly Earnings). Following the live webcast, an audio replay in MP3 format will be available on our website within two hours after the end of the call and will be accessible for a period of 365 days. A transcript will also be available after the call at the above referenced website.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Non-GAAP Financial Measures and Selected Items Impacting Comparability

        To supplement our financial information presented in accordance with GAAP, management uses additional measures known as “non-GAAP financial measures” in its evaluation of past performance and prospects for the future and to assess the amount of cash that is available for distributions, debt repayments and other general partnership purposes.

The primary additional measures used by management are earnings before interest, taxes, depreciation and amortization (including our proportionate share of depreciation and amortization of unconsolidated entities), gains and losses on asset sales and asset impairments, goodwill impairment losses and gains on and impairments of investments in unconsolidated entities, adjusted for certain selected items impacting comparability (“Adjusted EBITDA”), Implied distributable cash flow (“DCF”), Free Cash Flow and Free Cash Flow After Distributions.

Our definition and calculation of certain non-GAAP financial measures may not be comparable to similarly-titled measures of other companies. Adjusted EBITDA, Implied DCF and certain other non-GAAP financial performance measures are reconciled to Net Income/(Loss), and Free Cash Flow and Free Cash Flow After Distributions are reconciled to Net Cash Provided by Operating Activities, (the most directly comparable measures as reported in accordance with GAAP) for the historical periods presented in the tables attached to this release, and should be viewed in addition to, and not in lieu of, our Condensed Consolidated Financial Statements and notes thereto. In addition, we encourage you to visit our website at www.plainsallamerican.com (in particular the section under “Financial Information” entitled “Non-GAAP Reconciliations” within the Investor Relations tab), which presents a reconciliation of our commonly used non-GAAP and supplemental financial measures.

Performance Measures

Management believes that the presentation of Adjusted EBTIDA and Implied DCF provides useful information to investors regarding our performance and results of operations because these measures, when used to supplement related GAAP financial measures, (i) provide additional information about our core operating performance and ability to fund distributions to our unitholders through cash generated by our operations and (ii) provide investors with the same financial analytical framework upon which management bases financial, operational, compensation and planning/budgeting decisions. We also present these and additional non-GAAP financial measures, including adjusted net income attributable to PAA and basic and diluted adjusted net income per common unit, as they are measures that investors, rating agencies and debt holders have indicated are useful in assessing us and our results of operations. These non-GAAP measures may exclude, for example, (i) charges for obligations that are expected to be settled with the issuance of equity instruments, (ii) gains and losses on derivative instruments that are related to underlying activities in another period (or the reversal of such adjustments from a prior period), gains and losses on derivatives that are related to investing activities (such as the purchase of linefill) and inventory valuation adjustments, as applicable, (iii) long-term inventory costing adjustments, (iv) items that are not indicative of our core operating results and business outlook and/or (v) other items that we believe should be excluded in understanding our core operating performance. These measures may further be adjusted to include amounts related to deficiencies associated with minimum volume commitments whereby we have billed the counterparties for their deficiency obligation and such amounts are recognized as deferred revenue in “Other current liabilities” on our Condensed Consolidated Financial Statements. Such amounts are presented net of applicable amounts subsequently recognized into revenue. Furthermore, the calculation of these measures contemplates tax effects as a separate reconciling item, where applicable. We have defined all such items as “selected items impacting comparability.” Due to the nature of the selected items, certain selected items impacting comparability may impact certain non-GAAP financial measures, referred to as adjusted results, but not impact other non-GAAP financial measures. We do not necessarily consider all of our selected items impacting comparability to be non-recurring, infrequent or unusual, but we believe that an understanding of these selected items impacting comparability is material to the evaluation of our operating results and prospects.

        Although we present selected items impacting comparability that management considers in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions, divestitures, expansion projects and numerous other factors. These types of variations may not be separately identified in this release, but will be discussed, as applicable, in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

Liquidity Measures

Management also uses the non-GAAP financial measures Free Cash Flow and Free Cash Flow After Distributions to assess the amount of cash that is available for distributions, debt repayments and other general partnership purposes. Free Cash Flow is defined as Net Cash Provided by Operating Activities, less Net Cash Used in Investing Activities, which primarily includes acquisition, expansion and maintenance capital expenditures, investments in unconsolidated entities and the impact from the purchase and sale of linefill and base gas, net of proceeds from the sales of assets and further impacted by distributions to, contributions from and proceeds from the sale of noncontrolling interests. Free Cash Flow is further reduced by cash distributions paid to preferred and common unitholders to arrive at Free Cash Flow After Distributions.

Forward-Looking Statements

        Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. These risks and uncertainties include, among other things, the following:

Factors Related Primarily to the COVID-19 Pandemic and Excess Supply Situation:

•further declines in global crude oil demand and crude oil prices that correspondingly lead to a significant reduction of domestic crude oil, natural gas liquids (“NGL”) and natural gas production (whether due to reduced producer cash flow to fund drilling activities or the inability of producers to access capital, or both, the unavailability of pipeline and/or storage capacity, the shutting-in of production by producers, government-mandated pro-ration orders, or other factors), which in turn could result in significant declines in the actual or expected volume of crude oil and NGL shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets and/or the reduction of commercial opportunities that might otherwise be available to us;
•uncertainty regarding the length of time it will take for the United States, Canada, and the rest of the world to slow the spread of the COVID-19 virus to the point where applicable authorities are comfortable easing current restrictions on various commercial and economic activities and the extent to which consumer demand and demand for crude oil rebound once such restrictions are lifted; such restrictions are designed to protect public health but also have the effect of significantly reducing demand for crude oil;
•uncertainty regarding the future actions of foreign oil producers such as Saudi Arabia and Russia and the risk that they take actions that will prolong or exacerbate the current over-supply of crude oil;
•uncertainty regarding the timing, pace and extent of an economic recovery in the United States and elsewhere, which in turn will likely affect demand for crude oil and therefore the demand for the midstream services we provide and the commercial opportunities available to us;
•the effect of an overhang of significant amounts of crude oil inventory stored in the United States and elsewhere and the impact that such inventory overhang ultimately has on the timing of a return to market conditions that are more conducive to an increase in drilling and production activities in the United States and a resulting increase in demand for the midstream services we provide;
•the refusal or inability of our customers or counterparties to perform their obligations under their contracts with us (including commercial contracts, asset sale agreements and other agreements), whether justified or not and whether due to financial constraints (reduced creditworthiness, liquidity issues or insolvency), market constraints, legal constraints (including governmental orders or guidance), the exercise of contractual or common law rights that allegedly excuse their performance (such as force majeure or similar claims) or other factors;
•our inability to perform our obligations under our contracts, whether due to non-performance by third parties, including our customers or counterparties, market constraints, third-party constraints, legal constraints (including governmental orders or guidance), or other factors;
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•operational difficulties due to physical distancing restrictions and the additional demands such restrictions may place on our employees;

•disruptions to futures markets for crude oil, NGL and other petroleum products, which may impair our ability to execute our commercial and hedging strategies;

•our inability to reduce capital expenditures to the extent forecasted, whether due to the incurrence of unexpected or unplanned expenditures, third-party claims or other factors;
•the inability to complete forecasted asset sale transactions due to governmental action, litigation, counterparty non-performance or other factors;

General Factors:

•the effects of competition, including the effects of capacity overbuild in areas where we operate;
•negative societal sentiment regarding the hydrocarbon energy industry and the continued development and consumption of hydrocarbons, which could influence consumer preferences and governmental or regulatory actions in ways that adversely impact our business;
•unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);
•environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves;
•fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, NGL and natural gas and resulting changes in pricing conditions or transportation throughput requirements;
•maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties;
•the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event, including cyber or other attacks on our electronic and computer systems;
•the successful integration and future performance of acquired assets or businesses and the successful operation of joint ventures and joint operating arrangements we enter into from time to time, whether relating to assets operated by us or by third parties;
•failure to implement or capitalize, or delays in implementing or capitalizing, on expansion projects, whether due to permitting delays, permitting withdrawals or other factors;
•shortages or cost increases of supplies, materials or labor;
•the impact of current and future laws, rulings, governmental regulations, accounting standards and statements, and related interpretations, including legislation or regulatory initiatives that prohibit, restrict or regulate hydraulic fracturing;
•tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;
•general economic, market or business conditions (both within the United States and globally and including the potential for a recession or significant slowdown in economic activity levels) and the amplification of other risks caused by volatile financial markets, capital constraints and liquidity concerns;
•the availability of, and our ability to consummate, divestitures, joint ventures, acquisitions or other strategic opportunities;
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

•the currency exchange rate of the Canadian dollar;
•continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business;
•inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used;
•non-utilization of our assets and facilities;
•increased costs, or lack of availability, of insurance;
•weather interference with business operations or project construction, including the impact of extreme weather events or conditions;
•the effectiveness of our risk management activities;
•fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;
•risks related to the development and operation of our assets, including our ability to satisfy our contractual obligations to our customers; and
•other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of NGL as discussed in the Partnerships’ filings with the Securities and Exchange Commission.

PAA is a publicly traded master limited partnership that owns and operates midstream energy infrastructure and provides logistics services for crude oil, NGL and natural gas. PAA owns an extensive network of pipeline transportation, terminalling, storage and gathering assets in key crude oil and NGL producing basins and transportation corridors and at major market hubs in the United States and Canada. On average, PAA handles more than 6 million barrels per day of crude oil and NGL in its Transportation segment. PAA is headquartered in Houston, Texas. More information is available at www.plainsallamerican.com.

        PAGP is a publicly traded entity that owns an indirect, non-economic controlling general partner interest in PAA and an indirect limited partner interest in PAA, one of the largest energy infrastructure and logistics companies in North America. PAGP is headquartered in Houston, Texas. More information is available at www.plainsallamerican.com.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
REVENUES	$3,225	$8,253	$11,494	$16,628

COSTS AND EXPENSES
Purchases and related costs	2,525	7,244	9,893	14,362
Field operating costs	253	340	557	667
General and administrative expenses	72	75	141	151
Depreciation and amortization	166	147	333	283
(Gains)/losses on asset sales and asset impairments, net	(1)	(4)	618	—
Goodwill impairment losses	—	—	2,515	—
Total costs and expenses	3,015	7,802	14,057	15,463

OPERATING INCOME/(LOSS)	210	451	(2,563)	1,165

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	81	83	191	172
Gain on/(impairment of) investments in unconsolidated entities, net	(69)	—	(91)	267
Interest expense, net	(108)	(103)	(215)	(203)
Other income/(expense), net	18	(6)	(13)	18

INCOME/(LOSS) BEFORE TAX	132	425	(2,691)	1,419
Current income tax expense	(15)	(24)	(22)	(53)
Deferred income tax benefit	27	47	12	52

NET INCOME/(LOSS)	144	448	(2,701)	1,418
Net income attributable to noncontrolling interests	(2)	(2)	(4)	(2)
NET INCOME/(LOSS) ATTRIBUTABLE TO PAA	$142	$446	$(2,705)	$1,416

NET INCOME/(LOSS) PER COMMON UNIT:
Net income/(loss) allocated to common unitholders — Basic	$92	$395	$(2,805)	$1,311
Basic weighted average common units outstanding	728	727	728	727
Basic net income/(loss) per common unit	$0.13	$0.54	$(3.85)	$1.80

Net income/(loss) allocated to common unitholders — Diluted	$92	$433	$(2,805)	$1,389
Diluted weighted average common units outstanding	728	800	728	800
Diluted net income/(loss) per common unit	$0.13	$0.54	$(3.85)	$1.74

NON-GAAP ADJUSTED RESULTS
(in millions, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Adjusted net income attributable to PAA	$233	$551	$688	$1,116

Diluted adjusted net income per common unit	$0.25	$0.67	$0.81	$1.36

Adjusted EBITDA	$524	$784	$1,319	$1,646
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	June 30, 2020	December 31, 2019
ASSETS
Current assets	$3,161	$4,612
Property and equipment, net	14,600	15,355
Investments in unconsolidated entities	3,781	3,683
Goodwill	—	2,540
Linefill and base gas	962	981
Long-term operating lease right-of-use assets, net	416	466
Long-term inventory	125	182
Other long-term assets, net	992	858
Total assets	$24,037	$28,677

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$3,633	$5,017
Senior notes, net	9,067	8,939
Other long-term debt, net	326	248
Long-term operating lease liabilities	356	387
Other long-term liabilities and deferred credits	853	891
Total liabilities	14,235	15,482

Partners’ capital excluding noncontrolling interests	9,659	13,062
Noncontrolling interests	143	133
Total partners’ capital	9,802	13,195
Total liabilities and partners’ capital	$24,037	$28,677

DEBT CAPITALIZATION RATIOS
(in millions)

	June 30, 2020	December 31, 2019
Short-term debt	$729	$504
Long-term debt	9,393	9,187
Total debt	$10,122	$9,691

Long-term debt	$9,393	$9,187
Partners’ capital	9,802	13,195
Total book capitalization	$19,195	$22,382
Total book capitalization, including short-term debt	$19,924	$22,886

Long-term debt-to-total book capitalization	49%	41%
Total debt-to-total book capitalization, including short-term debt	51%	42%

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER COMMON UNIT (1)
(in millions, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Basic Net Income/(Loss) per Common Unit
Net income/(loss) attributable to PAA	$142	$446	$(2,705)	$1,416
Distributions to Series A preferred unitholders	(37)	(37)	(74)	(74)
Distributions to Series B preferred unitholders	(12)	(12)	(25)	(25)
Other	(1)	(2)	(1)	(6)
Net income/(loss) allocated to common unitholders	$92	$395	$(2,805)	$1,311

Basic weighted average common units outstanding	728	727	728	727

Basic net income/(loss) per common unit	$0.13	$0.54	$(3.85)	$1.80

Diluted Net Income/(Loss) per Common Unit
Net income/(loss) attributable to PAA	$142	$446	$(2,705)	$1,416
Distributions to Series A preferred unitholders	(37)	—	(74)	—
Distributions to Series B preferred unitholders	(12)	(12)	(25)	(25)
Other	(1)	(1)	(1)	(2)
Net income/(loss) allocated to common unitholders	$92	$433	$(2,805)	$1,389

Basic weighted average common units outstanding	728	727	728	727
Effect of dilutive securities:
Series A preferred units (2)	—	71	—	71
Equity-indexed compensation plan awards (3)	—	2	—	2
Diluted weighted average common units outstanding	728	800	728	800

Diluted net income/(loss) per common unit	$0.13	$0.54	$(3.85)	$1.74

(1)We calculate net income/(loss) allocated to common unitholders based on the distributions pertaining to the current period’s net income (whether paid in cash or in-kind). After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)The possible conversion of our Series A preferred units and the impact of equity-indexed compensation plan awards was excluded from the calculation of diluted net income/(loss) per common unit for the three and six months ended June 30, 2020 as the effect was antidilutive.
(3)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB. For the three months ended June 30, 2020, such LTIP awards did not change the presentation of diluted weighted average common units outstanding or diluted net income/(loss) per common unit, and for the six months ended June 30, 2020, the effect of such LTIP awards was antidilutive.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Selected Items Impacting Comparability: (1)
Gains/(losses) from derivative activities, net of inventory valuation adjustments (2)	$(99)	$(51)	$(104)	$45
Long-term inventory costing adjustments (3)	51	(25)	(64)	(4)
Deficiencies under minimum volume commitments, net (4)	(7)	(1)	(6)	7
Equity-indexed compensation expense (5)	(5)	(4)	(8)	(7)
Net gain/(loss) on foreign currency revaluation (6)	23	(8)	(23)	(12)
Line 901 incident (7)	—	(10)	—	(10)
Significant acquisition-related expenses (8)	—	—	(3)	—
Net gain on early repayment of senior notes (9)	3	—	3	—
Selected items impacting comparability - Adjusted EBITDA	$(34)	$(99)	$(205)	$19
Gains/(losses) from derivative activities (2)	—	(1)	—	(1)
Gain on/(impairment of) investments in unconsolidated entities, net	(69)	—	(91)	267
Gains/(losses) on asset sales and asset impairments, net	1	4	(618)	—
Goodwill impairment losses	—	—	(2,515)	—
Tax effect on selected items impacting comparability	11	(9)	36	15
Selected items impacting comparability - Adjusted net income attributable to PAA	$(91)	$(105)	$(3,393)	$300

(1)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.
(2)We use derivative instruments for risk management purposes and our related processes include specific identification of hedging instruments to an underlying hedged transaction. Although we identify an underlying transaction for each derivative instrument we enter into, there may not be an accounting hedge relationship between the instrument and the underlying transaction. In the course of evaluating our results of operations, we identify the earnings that were recognized during the period related to derivative instruments for which the identified underlying transaction does not occur in the current period and exclude the related gains and losses in determining adjusted results. In addition, we exclude gains and losses on derivatives that are related to investing activities, such as the purchase of linefill. We also exclude the impact of corresponding inventory valuation adjustments, as applicable, as well as the mark-to-market adjustment related to our Preferred Distribution Rate Reset Option.
(3)We carry crude oil and NGL inventory comprised of minimum working inventory requirements in third-party assets and other working inventory that is needed for our commercial operations. We consider this inventory necessary to conduct our operations and we intend to carry this inventory for the foreseeable future. Therefore, we classify this inventory as long-term on our balance sheet and do not hedge the inventory with derivative instruments (similar to linefill in our own assets). We treat the impact of changes in the average cost of the long-term inventory (that result from fluctuations in market prices) and write-downs of such inventory that result from price declines as a selected item impacting comparability.
(4)We have certain agreements that require counterparties to deliver, transport or throughput a minimum volume over an agreed upon period. Substantially all of such agreements were entered into with counterparties to economically support the return on our capital expenditure necessary to construct the related asset. Some of these agreements include make-up rights if the minimum volume is not met. We record a receivable from the counterparty in the period that services are provided or when the transaction occurs, including amounts for deficiency obligations from counterparties associated with minimum volume commitments. If a counterparty has a make-up right associated with a deficiency, we defer the revenue attributable to the counterparty’s make-up right and subsequently recognize the revenue at the earlier of when the deficiency volume is delivered or shipped, when the make-up right expires or when it is determined that the counterparty’s ability to utilize the make-up right is remote. We include the impact of amounts billed to counterparties for their deficiency obligation, net of applicable amounts subsequently recognized into revenue, as a selected item impacting comparability. We believe the inclusion of the contractually committed revenues associated with that period is meaningful to investors as the related asset has been constructed, is standing ready to provide the committed service and the fixed operating costs are included in the current period results.
(5)Our total equity-indexed compensation expense includes expense associated with awards that will or may be settled in units and awards that will or may be settled in cash. The awards that will or may be settled in units are included in our diluted net income per unit calculation when the applicable performance criteria have been met. We consider the compensation expense associated with these awards as a selected item impacting comparability as the dilutive impact of the outstanding awards is included in our diluted net income per unit calculation and the majority of the awards are expected to be settled in units. The portion of compensation expense associated with awards that are certain to be settled in cash is not considered a selected item impacting comparability.
(6)During the periods presented, there were fluctuations in the value of the Canadian dollar to the U.S. dollar, resulting in gains and losses that were not related to our core operating results for the period and were thus classified as a selected item impacting comparability.
(7)Includes costs recognized during the period related to the Line 901 incident that occurred in May 2015, net of amounts we believe are probable of recovery from insurance.
(8)Includes acquisition-related expenses associated with the Felix Midstream LLC acquisition in February 2020.
(9)Includes net gains recognized in connection with the repurchase of our outstanding senior notes on the open market.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED ITEMS IMPACTING COMPARABILITY (continued)
(in millions)

	Twelve Months Ended December 31,
	2019	2018
Selected Items Impacting Comparability: (1)
Gains/(losses) from derivative activities, net of inventory valuation adjustments (2)	$(158)	$505
Long-term inventory costing adjustments (3)	20	(21)
Deficiencies under minimum volume commitments, net (4)	18	(7)
Equity-indexed compensation expense (5)	(17)	(55)
Net gain/(loss) on foreign currency revaluation (6)	1	1
Line 901 incident (7)	(10)	—
Selected items impacting comparability - Adjusted EBITDA	$(146)	$423
Gains/(losses) from derivative activities (2)	(1)	4
Gain on investment in unconsolidated entities	271	200
Gains/(losses) on asset sales and asset impairments, net	(28)	114
Tax effect on selected items impacting comparability	12	(95)
Selected items impacting comparability - Adjusted net income attributable to PAA	$108	$646

(1)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.
(2)We use derivative instruments for risk management purposes and our related processes include specific identification of hedging instruments to an underlying hedged transaction. Although we identify an underlying transaction for each derivative instrument we enter into, there may not be an accounting hedge relationship between the instrument and the underlying transaction. In the course of evaluating our results of operations, we identify the earnings that were recognized during the period related to derivative instruments for which the identified underlying transaction does not occur in the current period and exclude the related gains and losses in determining adjusted results. In addition, we exclude gains and losses on derivatives that are related to investing activities, such as the purchase of linefill. We also exclude the impact of corresponding inventory valuation adjustments, as applicable, as well as the mark-to-market adjustment related to our Preferred Distribution Rate Reset Option.
(3)We carry crude oil and NGL inventory comprised of minimum working inventory requirements in third-party assets and other working inventory that is needed for our commercial operations. We consider this inventory necessary to conduct our operations and we intend to carry this inventory for the foreseeable future. Therefore, we classify this inventory as long-term on our balance sheet and do not hedge the inventory with derivative instruments (similar to linefill in our own assets). We treat the impact of changes in the average cost of the long-term inventory (that result from fluctuations in market prices) and write-downs of such inventory that result from price declines as a selected item impacting comparability.
(4)We have certain agreements that require counterparties to deliver, transport or throughput a minimum volume over an agreed upon period. Substantially all of such agreements were entered into with counterparties to economically support the return on our capital expenditure necessary to construct the related asset. Some of these agreements include make-up rights if the minimum volume is not met. We record a receivable from the counterparty in the period that services are provided or when the transaction occurs, including amounts for deficiency obligations from counterparties associated with minimum volume commitments. If a counterparty has a make-up right associated with a deficiency, we defer the revenue attributable to the counterparty’s make-up right and subsequently recognize the revenue at the earlier of when the deficiency volume is delivered or shipped, when the make-up right expires or when it is determined that the counterparty’s ability to utilize the make-up right is remote. We include the impact of amounts billed to counterparties for their deficiency obligation, net of applicable amounts subsequently recognized into revenue, as a selected item impacting comparability. We believe the inclusion of the contractually committed revenues associated with that period is meaningful to investors as the related asset has been constructed, is standing ready to provide the committed service and the fixed operating costs are included in the current period results.
(5)Our total equity-indexed compensation expense includes expense associated with awards that will or may be settled in units and awards that will or may be settled in cash. The awards that will or may be settled in units are included in our diluted net income per unit calculation when the applicable performance criteria have been met. We consider the compensation expense associated with these awards as a selected item impacting comparability as the dilutive impact of the outstanding awards is included in our diluted net income per unit calculation and the majority of the awards are expected to be settled in units. The portion of compensation expense associated with awards that are certain to be settled in cash is not considered a selected item impacting comparability.
(6)During the periods presented, there were fluctuations in the value of the Canadian dollar to the U.S. dollar, resulting in gains and losses that were not related to our core operating results for the period and were thus classified as a selected item impacting comparability.
(7)Includes costs recognized during the period related to the Line 901 incident that occurred in May 2015, net of amounts we believe are probable of recovery from insurance.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED ADJUSTED NET INCOME PER COMMON UNIT (1)
(in millions, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Basic Adjusted Net Income per Common Unit
Net income/(loss) attributable to PAA	$142	$446	$(2,705)	$1,416
Selected items impacting comparability - Adjusted net income attributable to PAA (2)	91	105	3,393	(300)
Adjusted net income attributable to PAA	$233	$551	$688	$1,116
Distributions to Series A preferred unitholders	(37)	(37)	(74)	(74)
Distributions to Series B preferred unitholders	(12)	(12)	(25)	(25)
Other	(1)	(2)	(1)	(3)
Adjusted net income allocated to common unitholders	$183	$500	$588	$1,014

Basic weighted average common units outstanding	728	727	728	727

Basic adjusted net income per common unit	$0.25	$0.69	$0.81	$1.39

Diluted Adjusted Net Income per Common Unit
Net income/(loss) attributable to PAA	$142	$446	$(2,705)	$1,416
Selected items impacting comparability - Adjusted net income attributable to PAA (2)	91	105	3,393	(300)
Adjusted net income attributable to PAA	$233	$551	$688	$1,116
Distributions to Series A preferred unitholders	(37)	—	(74)	—
Distributions to Series B preferred unitholders	(12)	(12)	(25)	(25)
Other	(1)	(1)	(1)	(2)
Adjusted net income allocated to common unitholders	$183	$538	$588	$1,089

Basic weighted average common units outstanding	728	727	728	727
Effect of dilutive securities:
Series A preferred units (3)	—	71	—	71
Equity-indexed compensation plan awards (4)	—	2	1	2
Diluted weighted average common units outstanding	728	800	729	800

Diluted adjusted net income per common unit	$0.25	$0.67	$0.81	$1.36

(1)We calculate adjusted net income allocated to common unitholders based on the distributions pertaining to the current period’s net income (whether paid in cash or in-kind). After adjusting for the appropriate period’s distributions, the remaining undistributed earnings or excess distributions over earnings, if any, are allocated to the common unitholders and participating securities in accordance with the contractual terms of our partnership agreement in effect for the period and as further prescribed under the two-class method.
(2)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.
(3)The possible conversion of our Series A preferred units were excluded from the calculation of diluted net income per common unit for the three and six months ended June 30, 2020 as the effect was antidilutive.
(4)Our equity-indexed compensation plan awards that contemplate the issuance of common units are considered dilutive unless (i) they become vested only upon the satisfaction of a performance condition and (ii) that performance condition has yet to be satisfied. Equity-indexed compensation plan awards that are deemed to be dilutive are reduced by a hypothetical common unit repurchase based on the remaining unamortized fair value, as prescribed by the treasury stock method in guidance issued by the FASB. For the three months ended June 30, 2020, such LTIP awards did not change the presentation of diluted weighted average common units outstanding or diluted adjusted net income per common unit.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS

Net Income/(Loss) Per Common Unit to Adjusted Net Income Per Common Unit Reconciliations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Basic net income/(loss) per common unit	$0.13	$0.54	$(3.85)	$1.80
Selected items impacting comparability per common unit (1)	0.12	0.15	4.66	(0.41)
Basic adjusted net income per common unit	$0.25	$0.69	$0.81	$1.39

Diluted net income/(loss) per common unit	$0.13	$0.54	$(3.85)	$1.74
Selected items impacting comparability per common unit (1)	0.12	0.13	4.66	(0.38)
Diluted adjusted net income per common unit	$0.25	$0.67	$0.81	$1.36

(1)See the “Selected Items Impacting Comparability” and the “Computation of Basic and Diluted Adjusted Net Income/(Loss) Per Common Unit” tables for additional information.

	Twelve Months Ended December 31,
	2019	2018
Diluted net income per common unit	$2.65	$2.71
Selected items impacting comparability per common unit (1)	(0.14)	(0.83)
Diluted adjusted net income per common unit	$2.51	$1.88

(1)See the “Selected Items Impacting Comparability” table for additional information.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)
(in millions, except per unit and ratio data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net Income/(Loss) to Adjusted EBITDA and Implied DCF Reconciliation
Net Income/(Loss)	$144	$448	$(2,701)	$1,418
Interest expense, net	108	103	215	203
Income tax expense/(benefit)	(12)	(23)	10	1
Depreciation and amortization	166	147	333	283
(Gains)/losses on asset sales and asset impairments, net	(1)	(4)	618	—
Goodwill impairment losses	—	—	2,515	—
(Gain on)/impairment of investments in unconsolidated entities, net	69	—	91	(267)
Depreciation and amortization of unconsolidated entities (1)	16	14	33	27
Selected items impacting comparability - Adjusted EBITDA (2)	34	99	205	(19)
Adjusted EBITDA	$524	$784	$1,319	$1,646
Interest expense, net of certain non-cash items (3)	(103)	(98)	(206)	(194)
Maintenance capital	(54)	(72)	(104)	(118)
Current income tax expense	(15)	(24)	(22)	(53)
Distributions from unconsolidated entities in excess of/(less than) adjusted equity earnings (4)	11	—	9	1
Distributions to noncontrolling interests (5)	(4)	—	(4)	—
Implied DCF	$359	$590	$992	$1,282
Preferred unit distributions paid (6)	(62)	(62)	(99)	(99)
Implied DCF Available to Common Unitholders	$297	$528	$893	$1,183

Weighted Average Common Units Outstanding	728	727	728	727
Weighted Average Common Units and Common Equivalent Units	799	798	799	798

Implied DCF per Common Unit (7)	$0.41	$0.73	$1.23	$1.63
Implied DCF per Common Unit and Common Equivalent Unit (8)	$0.42	$0.71	$1.21	$1.58

Cash Distribution Paid per Common Unit	$0.18	$0.36	$0.54	$0.66
Common Unit Cash Distributions (5)	$131	$262	$393	$480
Common Unit Distribution Coverage Ratio	2.27x	2.02x	2.27x	2.46x

Implied DCF Excess	$166	$266	$500	$703

(1)Adjustment to add back our proportionate share of depreciation and amortization expense of unconsolidated entities.
(2)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.
(3)Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps.
(4)Comprised of cash distributions received from unconsolidated entities less equity earnings in unconsolidated entities (adjusted for our proportionate share of depreciation and amortization).
(5)Cash distributions paid during the period presented.
(6)Cash distributions paid to our preferred unitholders during the period presented. The current $0.5250 quarterly ($2.10 annualized) per unit distribution requirement of our Series A preferred units was paid-in-kind for each quarterly distribution from their issuance through February 2018. Distributions on our Series A preferred units have been paid in cash since the May 2018 quarterly distribution. The current $61.25 per unit annual distribution requirement of our Series B preferred units, is payable in cash semi-annually in arrears on May 15 and November 15.
(7)Implied DCF Available to Common Unitholders for the period divided by the weighted average common units outstanding for the period.
(8)Implied DCF Available to Common Unitholders for the period, adjusted for Series A preferred unit cash distributions paid, divided by the weighted average common units and common equivalent units outstanding for the period. Our Series A preferred units are convertible into common units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, in whole or in part, subject to certain minimum conversion amounts.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)
(in millions, except per unit and ratio data)

	Twelve Months Ended December 31,
	2019	2018
Net Income to Adjusted EBITDA and Implied DCF Reconciliation
Net Income	$2,180	$2,216
Interest expense, net	425	431
Income tax expense	66	198
Depreciation and amortization	601	520
(Gains)/losses on asset sales and asset impairments, net	28	(114)
Gain on investment in unconsolidated entities	(271)	(200)
Depreciation and amortization of unconsolidated entities (1)	62	56
Selected items impacting comparability - Adjusted EBITDA (2)	146	(423)
Adjusted EBITDA	$3,237	$2,684
Interest expense, net of certain non-cash items (3)	(407)	(419)
Maintenance capital	(287)	(252)
Current income tax expense	(112)	(66)
Distributions from unconsolidated entities in excess of/(less than) adjusted equity earnings (4)	(49)	1
Distributions to noncontrolling interests (5)	(6)	—
Implied DCF	$2,376	$1,948
Preferred unit distributions paid (6)	(198)	(161)
Implied DCF Available to Common Unitholders	$2,178	$1,787

Weighted Average Common Units Outstanding	727	726
Weighted Average Common Units and Common Equivalent Units	798	797

Implied DCF per Common Unit (7)	$2.99	$2.46
Implied DCF per Common Unit and Common Equivalent Unit (8)	$2.91	$2.38

Cash Distribution Paid per Common Unit	$1.38	$1.20
Common Unit Cash Distributions (5)	$1,004	$871
Common Unit Distribution Coverage Ratio	2.17x	2.05x

Implied DCF Excess	$1,174	$916

(1)Adjustment to add back our proportionate share of depreciation and amortization expense of unconsolidated entities.
(2)Certain of our non-GAAP financial measures may not be impacted by each of the selected items impacting comparability.
(3)Excludes certain non-cash items impacting interest expense such as amortization of debt issuance costs and terminated interest rate swaps.
(4)Comprised of cash distributions received from unconsolidated entities less equity earnings in unconsolidated entities (adjusted for our proportionate share of depreciation and amortization).
(5)Cash distributions paid during the period presented.
(6)Cash distributions paid to our preferred unitholders during the period presented. The $0.5250 quarterly ($2.10 annualized) per unit distribution requirement of our Series A preferred units was paid-in-kind for each quarterly distribution from their issuance through February 2018. Distributions on our Series A preferred units have been paid in cash since the May 2018 quarterly distribution. The $61.25 per unit annual distribution requirement of our Series B preferred units, is payable in cash semi-annually in arrears on May 15 and November 15.
(7)Implied DCF Available to Common Unitholders for the period divided by the weighted average common units outstanding for the period.
(8)Implied DCF Available to Common Unitholders for the period, adjusted for Series A preferred unit cash distributions paid, divided by the weighted average common units and common equivalent units outstanding for the period. Our Series A preferred units are convertible into common units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, in whole or in part, subject to certain minimum conversion amounts.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)

Net Income/(Loss) Per Common Unit to Implied DCF Per Common Unit and Common Equivalent Unit Reconciliations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Basic net income/(loss) per common unit	$0.13	$0.54	$(3.85)	$1.80
Reconciling items per common unit (1) (2)	0.28	0.19	5.08	(0.17)
Implied DCF per common unit	$0.41	$0.73	$1.23	$1.63

Basic net income/(loss) per common unit	$0.13	$0.54	$(3.85)	$1.80
Reconciling items per common unit and common equivalent unit (1) (3)	0.29	0.17	5.06	(0.22)
Implied DCF per common unit and common equivalent unit	$0.42	$0.71	$1.21	$1.58

	Twelve Months Ended December 31,
	2019	2018
Basic net income per common unit	$2.70	$2.77
Reconciling items per common unit (1) (4)	0.29	(0.31)
Implied DCF per common unit	$2.99	$2.46

Basic net income per common unit	$2.70	$2.77
Reconciling items per common unit and common equivalent unit (1) (5)	0.21	(0.39)
Implied DCF per common unit and common equivalent unit	$2.91	$2.38

(1)Represents adjustments to Net Income to calculate Implied DCF Available to Common Unitholders. See the “Net Income/(Loss) to Adjusted EBITDA and Implied DCF Reconciliation” table for additional information.
(2)Based on weighted average common units outstanding for the period of 728 million, 727 million, 728 million and 727 million, respectively.
(3)Based on weighted average common units outstanding for the period, as well as weighted average Series A preferred units outstanding of 71 million for each of the periods presented.
(4)Based on weighted average common units outstanding for the period of 727 million and 726 million, respectively.
(5)Based on weighted average common units outstanding for the period, as well as weighted average Series A preferred units outstanding of 71 million for each of the periods presented.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP RECONCILIATIONS (continued)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Free Cash Flow and Free Cash Flow After Distributions Reconciliation (1):
Net cash provided by operating activities	$84	$431	$974	$1,464
Adjustments to reconcile net cash provided by operating activities to free cash flow:
Net cash used in investing activities	(248)	(549)	(858)	$(978)
Cash contributions from noncontrolling interests	2	—	10	—
Cash distributions paid to noncontrolling interests (2)	(4)	—	(4)	—
Sale of noncontrolling interest in a subsidiary	—	128	—	128
Free cash flow	$(166)	$10	$122	$614
Cash distributions (3)	(193)	(324)	(492)	(579)
Free cash flow after distributions	$(359)	$(314)	$(370)	$35

(1)Management uses the Non-GAAP financial measures Free Cash Flow and Free Cash Flow After Distributions to assess the amount of cash that is available for distributions, debt repayments and other general partnership purposes.
(2)Cash distributions paid during the period presented.
(3)Cash distributions paid to preferred and common unitholders during the period.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Revenues (1)	$457	$276	$2,925	$559	$291	$7,915
Purchases and related costs (1)	(44)	(7)	(2,903)	(48)	(4)	(7,700)
Field operating costs (1) (2)	(140)	(72)	(45)	(186)	(88)	(70)
Segment general and administrative expenses (2) (3)	(24)	(27)	(21)	(27)	(21)	(27)
Equity earnings in unconsolidated entities	81	—	—	83	—	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	15	1	—	14	—	—
(Gains)/losses from derivative activities, net of inventory valuation adjustments	(6)	(1)	97	2	(7)	49
Long-term inventory costing adjustments	—	—	(51)	—	—	25
Deficiencies under minimum volume commitments, net	4	3	—	1	—	—
Equity-indexed compensation expense	3	1	1	2	1	1
Net loss on foreign currency revaluation	—	—	—	—	—	7
Line 901 incident	—	—	—	10	—	—
Segment Adjusted EBITDA	$346	$174	$3	$410	$172	$200

Maintenance capital	$31	$15	$8	$39	$30	$3

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

SELECTED FINANCIAL DATA BY SEGMENT
(in millions)

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
	Transportation	Facilities	Supply and Logistics	Transportation	Facilities	Supply and Logistics
Revenues (1)	$1,036	$589	$10,834	$1,115	$589	$15,938
Purchases and related costs (1)	(124)	(10)	(10,717)	(100)	(7)	(15,262)
Field operating costs (1) (2)	(302)	(159)	(103)	(360)	(175)	(139)
Segment general and administrative expenses (2) (3)	(51)	(46)	(44)	(54)	(41)	(56)
Equity earnings in unconsolidated entities	189	2	—	172	—	—

Adjustments: (4)
Depreciation and amortization of unconsolidated entities	32	1	—	27	—	—
(Gains)/losses from derivative activities, net of inventory valuation adjustments	—	—	121	2	(11)	(21)
Long-term inventory costing adjustments	—	—	64	—	—	4
Deficiencies under minimum volume commitments, net	—	6	—	(7)	—	—
Equity-indexed compensation expense	5	1	2	4	1	2
Net (gain)/loss on foreign currency revaluation	—	—	(13)	—	—	12
Line 901 incident	—	—	—	10	—	—
Significant acquisition-related expenses	3	—	—	—	—	—
Segment Adjusted EBITDA	$788	$384	$144	$809	$356	$478

Maintenance capital	$64	$29	$11	$67	$46	$5

(1)Includes intersegment amounts.
(2)Field operating costs and Segment general and administrative expenses include equity-indexed compensation expense.
(3)Segment general and administrative expenses reflect direct costs attributable to each segment and an allocation of other expenses to the segments. The proportional allocations by segment require judgment by management and are based on the business activities that exist during each period.
(4)Represents adjustments utilized by our CODM in the evaluation of segment results. Many of these adjustments are also considered selected items impacting comparability when calculating consolidated non-GAAP financial measures such as Adjusted EBITDA. See the “Selected Items Impacting Comparability” table for additional discussion.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

OPERATING DATA BY SEGMENT (1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Transportation segment (average daily volumes in thousands of barrels per day):
Tariff activities volumes
Crude oil pipelines (by region):
Permian Basin (2)	4,161	4,575	4,663	4,423
South Texas / Eagle Ford (2)	321	448	389	454
Central (2)	355	525	380	517
Gulf Coast	118	147	131	152
Rocky Mountain (2)	244	313	258	307
Western	215	195	209	188
Canada	242	319	285	321
Crude oil pipelines	5,656	6,522	6,315	6,362
NGL pipelines	194	182	190	196
Tariff activities total volumes	5,850	6,704	6,505	6,558
Trucking volumes	64	83	80	88
Transportation segment total volumes	5,914	6,787	6,585	6,646

Facilities segment (average monthly volumes):
Liquids storage (average monthly capacity in millions of barrels) (3)	109	109	110	109
Natural gas storage (average monthly working capacity in billions of cubic feet)	67	63	65	63
NGL fractionation (average volumes in thousands of barrels per day)	122	137	138	147
Facilities segment total volumes (average monthly volumes in millions of barrels) (4)	124	124	125	124

Supply and Logistics segment (average daily volumes in thousands of barrels per day):
Crude oil lease gathering purchases	1,077	1,102	1,198	1,115
NGL sales	94	158	156	242
Supply and Logistics segment total volumes	1,171	1,260	1,354	1,357

(1)Average volumes are calculated as the total volumes (attributable to our interest) for the period divided by the number of days or months in the period.
(2)Region includes volumes (attributable to our interest) from pipelines owned by unconsolidated entities.
(3)Includes volumes (attributable to our interest) from facilities owned by unconsolidated entities.
(4)Facilities segment total volumes is calculated as the sum of: (i) liquids storage capacity; (ii) natural gas storage working capacity divided by 6 to account for the 6:1 mcf of natural gas to crude Btu equivalent ratio and further divided by 1,000 to convert to monthly volumes in millions; and (iii) NGL fractionation volumes multiplied by the number of days in the period and divided by the number of months in the period.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

NON-GAAP SEGMENT RECONCILIATIONS
(in millions)
Fee-based Segment Adjusted EBITDA to Adjusted EBITDA Reconciliations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Transportation Segment Adjusted EBITDA	$346	$410	$788	$809
Facilities Segment Adjusted EBITDA	174	172	384	356
Fee-based Segment Adjusted EBITDA	$520	$582	$1,172	$1,165
Supply and Logistics Segment Adjusted EBITDA	3	200	144	478
Adjusted other income/(expense), net (1)	1	2	3	3
Adjusted EBITDA (2)	$524	$784	$1,319	$1,646

	Twelve Months Ended December 31,
	2019	2018
Transportation Segment Adjusted EBITDA	$1,722	$1,508
Facilities Segment Adjusted EBITDA	705	711
Fee-based Segment Adjusted EBITDA	$2,427	$2,219
Supply and Logistics Segment Adjusted EBITDA	803	462
Adjusted other income/(expense), net (3)	7	3
Adjusted EBITDA (2)	$3,237	$2,684

(1)Represents “Other income/(expense), net” as reported on our Condensed Consolidated Statements of Operations, adjusted for selected items impacting comparability of $(17) million, $8 million, $16 million and $(15) million for the three and six months ended June 30, 2020 and 2019, respectively. See the “Selected Items Impacting Comparability” table for additional information.
(2)See the “Net Income/(Loss) to Adjusted EBITDA and Implied DCF Reconciliation” table for reconciliation to Net Income/(Loss).
(3)Represents “Other income/(expense), net” as reported on our Condensed Consolidated Statements of Operations, adjusted for selected items impacting comparability of $(17) million and $10 million for the twelve months ended December 31, 2019 and 2018, respectively.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Three Months Ended June 30, 2020			Three Months Ended June 30, 2019
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$3,225	$—	$3,225	$8,253	$—	$8,253

COSTS AND EXPENSES
Purchases and related costs	2,525	—	2,525	7,244	—	7,244
Field operating costs	253	—	253	340	—	340
General and administrative expenses	72	2	74	75	1	76
Depreciation and amortization	166	—	166	147	1	148
(Gains)/losses on asset sales and asset impairments, net	(1)	—	(1)	(4)	—	(4)
Goodwill impairment losses	—	—	—	—	—	—
Total costs and expenses	3,015	2	3,017	7,802	2	7,804

OPERATING INCOME	210	(2)	208	451	(2)	449

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	81	—	81	83	—	83
Gain on/(impairment of) investments in unconsolidated entities, net	(69)	—	(69)	—	—	—
Interest expense, net	(108)	—	(108)	(103)	—	(103)
Other income/(expense), net	18	—	18	(6)	—	(6)

INCOME BEFORE TAX	132	(2)	130	425	(2)	423
Current income tax expense	(15)	—	(15)	(24)	—	(24)
Deferred income tax benefit	27	(5)	22	47	(20)	27

NET INCOME	144	(7)	137	448	(22)	426
Net income attributable to noncontrolling interests	(2)	(119)	(121)	(2)	(358)	(360)
NET INCOME ATTRIBUTABLE TO PAGP	$142	$(126)	$16	$446	$(380)	$66

BASIC NET INCOME PER CLASS A SHARE			$0.09			$0.41

DILUTED NET INCOME PER CLASS A SHARE			$0.09			$0.40

BASIC WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			184			162

DILUTED WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			184			164

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Six Months Ended June 30, 2020			Six Months Ended June 30, 2019
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
REVENUES	$11,494	$—	$11,494	$16,628	$—	$16,628

COSTS AND EXPENSES
Purchases and related costs	9,893	—	9,893	14,362	—	14,362
Field operating costs	557	—	557	667	—	667
General and administrative expenses	141	3	144	151	3	154
Depreciation and amortization	333	2	335	283	1	284
(Gains)/losses on asset sales and asset impairments, net	618	—	618	—	—	—
Goodwill impairment losses	2,515	—	2,515	—	—	—
Total costs and expenses	14,057	5	14,062	15,463	4	15,467

OPERATING INCOME/(LOSS)	(2,563)	(5)	(2,568)	1,165	(4)	1,161

OTHER INCOME/(EXPENSE)
Equity earnings in unconsolidated entities	191	—	191	172	—	172
Gain on/(impairment of) investments in unconsolidated entities, net	(91)	—	(91)	267	—	267
Interest expense, net	(215)	—	(215)	(203)	—	(203)
Other income/(expense), net	(13)	—	(13)	18	—	18

INCOME/(LOSS) BEFORE TAX	(2,691)	(5)	(2,696)	1,419	(4)	1,415
Current income tax expense	(22)	—	(22)	(53)	—	(53)
Deferred income tax (expense)/benefit	12	150	162	52	(74)	(22)

NET INCOME/(LOSS)	(2,701)	145	(2,556)	1,418	(78)	1,340
Net (income)/loss attributable to noncontrolling interests	(4)	1,995	1,991	(2)	(1,125)	(1,127)
NET INCOME/(LOSS) ATTRIBUTABLE TO PAGP	$(2,705)	$2,140	$(565)	$1,416	$(1,203)	$213

BASIC NET INCOME/(LOSS) PER CLASS A SHARE			$(3.08)			$1.32

DILUTED NET INCOME/(LOSS) PER CLASS A SHARE			$(3.08)			$1.32

BASIC WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			183			161

DILUTED WEIGHTED AVERAGE CLASS A SHARES OUTSTANDING			183			161

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.
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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

CONDENSED CONSOLIDATING BALANCE SHEET DATA
(in millions)

	June 30, 2020			December 31, 2019
		Consolidating			Consolidating
	PAA	Adjustments (1)	PAGP	PAA	Adjustments (1)	PAGP
ASSETS
Current assets	$3,161	$2	$3,163	$4,612	$2	$4,614
Property and equipment, net	14,600	10	14,610	15,355	12	15,367
Investments in unconsolidated entities	3,781	—	3,781	3,683	—	3,683
Goodwill	—	—	—	2,540	—	2,540
Deferred tax asset	—	1,442	1,442	—	1,280	1,280
Linefill and base gas	962	—	962	981	—	981
Long-term operating lease right-of-use assets, net	416	—	416	466	—	466
Long-term inventory	125	—	125	182	—	182
Other long-term assets, net	992	(2)	990	858	(2)	856
Total assets	$24,037	$1,452	$25,489	$28,677	$1,292	$29,969

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$3,633	$1	$3,634	$5,017	$2	$5,019
Senior notes, net	9,067	—	9,067	8,939	—	8,939
Other long-term debt, net	326	—	326	248	—	248
Long-term operating lease liabilities	356	—	356	387	—	387
Other long-term liabilities and deferred credits	853	—	853	891	—	891
Total liabilities	$14,235	$1	$14,236	$15,482	$2	$15,484

Partners’ capital excluding noncontrolling interests	9,659	(8,194)	1,465	13,062	(10,907)	2,155
Noncontrolling interests	143	9,645	9,788	133	12,197	12,330
Total partners’ capital	9,802	1,451	11,253	13,195	1,290	14,485
Total liabilities and partners’ capital	$24,037	$1,452	$25,489	$28,677	$1,292	$29,969

(1)Represents the aggregate consolidating adjustments necessary to produce consolidated financial statements for PAGP.

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291

PLAINS GP HOLDINGS AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED NET INCOME/(LOSS) PER CLASS A SHARE
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Basic Net Income/(Loss) per Class A Share
Net income/(loss) attributable to PAGP	$16	$66	$(565)	$213
Basic weighted average Class A shares outstanding	184	162	183	161

Basic net income/(loss) per Class A share	$0.09	$0.41	$(3.08)	$1.32

Diluted Net Income/(Loss) per Class A Share
Net income/(loss) attributable to PAGP	$16	$66	$(565)	$213
Incremental net income attributable to PAGP resulting from assumed exchange of AAP Management Units	—	—	—	—
Net income/(loss) attributable to PAGP including incremental net income from assumed exchange of AAP Management Units	$16	$66	$(565)	$213

Basic weighted average Class A shares outstanding	184	162	183	161
Dilutive shares resulting from assumed exchange of AAP Management Units	—	2	—	—
Diluted weighted average Class A shares outstanding	184	164	183	161

Diluted net income/(loss) per Class A share (1)	$0.09	$0.40	$(3.08)	$1.32

(1)For the three and six months ended June 30, 2020 and 2019, the possible exchange of any AAP units would not have had a dilutive effect on basic net income/(loss) per Class A share. For the three months ended June 30, 2020 and the six months ended June 30, 2020 and 2019, the possible exchange of AAP Management units would not have had a dilutive effect on basic net income/(loss) per Class A share.

Contacts:

Roy Lamoreaux
Vice President, Investor Relations, Communications and Government Relations
(866) 809-1291

Brett Magill
Director, Investor Relations
(866) 809-1291

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333 Clay Street, Suite 1600	Houston, Texas 77002	713-646-4100 / 866-809-1291